EXHIBIT 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                  As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-4 Registration Statement of Telephone and Data Systems, Inc. of our report dated February 7, 1995 (except with respect to the matters discussed in Note 12 and Note 14, as to which the date is March 14, 1995), on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries, incorporated by reference in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1994, to the incorporation by reference in this Amendment No. 1 to Form S-4 Registration Statement of our report dated February 7, 1995 (except with respect to the matters discussed in Note 12 and Note 14, as to which the date is March 14, 1995), on the financial statement schedules of Telephone and Data Systems, Inc., included in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1994, and to the incorporation by reference in this Amendment No. 1 to Form S-4 Registration Statement of our compilation report dated February 17, 1995, on the combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA Limited Partnership, included in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1994. We also consent to all references to our Firm included in this Amendment No. 1 to Form S-4 Registration Statement.





                                                            ARTHUR ANDERSEN LLP





Chicago, Illinois
August 25, 1995




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